Exhibit 23.1


The Board of Directors
CarrAmerica Realty Corporation

The Partners
CarrAmerica Realty, L.P.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement on S-4.


                                                           KPMG Peat Marwick LLP


Washington, D.C.
November 10, 1997